UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2024

Markforged Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-39453	92-3037714
(Commission File Number)	(I.R.S. Employer Identification No.)

60 Tower Road Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

(866) 496-1805

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of Each Exchange on Which Registered:
Common Stock, $0.0001 par value per share	MKFG	New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock, $0.0001 par value	MKFG.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Settlement Agreement

On September 20, 2024, MarkForged, Inc., a wholly-owned subsidiary of Markforged Holding Corporation (together with MarkForged, Inc., the “Company,” “we,” or “our”), entered into a Settlement and Patent License Agreement (the “Settlement Agreement”) with Continuous Composites Inc. (“Continuous Composites”). The Settlement Agreement resolves all claims and counterclaims in the patent infringement litigation brought by Continuous Composites against the Company in the lawsuit Continuous Composites, Inc. v. Markforged, Inc., Case No. C.A. No. 21-998-MN (the “Continuous Composites Lawsuit”), currently pending before the United States District Court for the District of Delaware (the “District Court”).

As previously disclosed in our Current Report on Form 8-K filed on April 15, 2024 and subsequent Quarterly Reports on Form 10-Q, Continuous Composites filed a patent infringement lawsuit against us in July 2021. Four patents originally asserted against the Company, comprising a total of nineteen patent claims, were removed from the case in April 2023, leaving four claims from a patent that was added to the case in 2022. Two of the four claims from the remaining patent were tried to a jury in April 2024. On April 11, 2024, the jury in the Continuous Composites Lawsuit found one of the two remaining patent claims Continuous Composites asserted at trial against us to be invalid and not infringed. However, the jury found that we had infringed the other patent claim and awarded monetary damages to Continuous Composites in the amount of $17.34 million. We challenged this verdict through post-trial motions. In its post-trial motions, Continuous Composites also asserted claims for additional royalty payments for sales of certain products manufactured and/or sold by the Company in the United States after December 31, 2023.

Under the terms of the Settlement Agreement, the Company is required to make an initial upfront payment of $18 million to Continuous Composites, which is expected to occur in the fourth quarter of fiscal year 2024, and three additional installment payments thereafter of $1 million, $2 million and $4 million in the fourth quarters of fiscal years 2025, 2026 and 2027, respectively. In consideration of such payments, the Settlement Agreement provides for a dismissal of all claims with prejudice, cross-licenses of the parties’ respective patent portfolios, a mutual release of claims for liabilities arising prior to the effective date of the Settlement Agreement and mutual covenants not to sue.

The Settlement Agreement requires the parties to file a joint dismissal of the dispute with prejudice with the District Court to dismiss all claims and counterclaims with prejudice. The Settlement Agreement is subject to review by the District Court. The foregoing description of the Settlement Agreement is not complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Security Agreement

As a condition to the effectiveness of the Settlement Agreement, the Company also entered into a Security Agreement with Continuous Composites on September 20, 2024, pursuant to which the Company granted Continuous Composites a security interest in, among other assets, the Company’s patent intellectual property rights.

The foregoing description of the Security Agreement is not complete and is qualified in its entirety by reference to the full text of the Security Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On September 23, 2024, the Company issued a press release announcing the Settlement Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Settlement and Patent License Agreement, dated September 20, 2024, by and between MarkForged, Inc. and Continuous Composites Inc.

10.2*	Security Agreement, dated September 20, 2024, by and between MarkForged, Inc. and Continuous Composites Inc.

99.1	Press Release Issued by the Registrant on September 23, 2024, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain confidential information contained in this exhibit has been omitted because it is both (i) not material and (ii) is the type that Markforged Holding Corporation treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKFORGED HOLDING CORPORATION

Date: September 23, 2024	By:	/s/ Stephen Karp
Stephen Karp
General Counsel and Secretary